Exhibit 10.62

SETTLEMENT AGREEMENT AND RELEASE

This  Confidential  Settlement  Agreement  and Release (this  “Agreement”) is  entered into as  of June 21, 2022 (“Effective Date”), by and between  “JR-HD  Enterprises  III, LLC” (“JR-HD”), its  assigns  or designees (“designees”) and “Electromedical  Technologies, Inc.” (“EMED”). Collectively, JR-HD, its  designees  and EMED  shall be referred to as the "Parties".

BACKGROUND

WHEREAS,  EMED issued promissory notes (the “Notes”) (Exhibit A) to JR-HD as follows:

1.	July 21, 2020 in the principal amount of $107,500, 8% interest;
2.	August 4, 2020 in the principal amount of $215,000, 10% interest;
3.	September 3, 2020 in the principal amount of $107,500, 8% interest;
4.	November 3, 2020 in the principal amount of $244,852.94, 8% interest; and,
5.	December 3, 2020 in the principal amount of $110,000, 8% interest.

WHEREAS, These notes were the subject of two Forbearance Agreements (Exhibit B).

WHEREAS, there is currently outstanding six hundred and seventeen thousand, three hundred and fiftythree dollars ($617,353) and interest of fifty-one thousand, sixteen dollars and fifty-six cents ($51,016.56).

WHEREAS, the Parties, having met and conferred, hereby agree to avoid the costs associated with litigation and to resolve all outstanding principal and interest due under the Notes and the Forbearance Agreements, and to settle and mutually release each other from any and all claims that have arisen or may arise under the Notes and the Forbearance Agreements on the terms and conditions in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, JR-HD and EMED hereby agree as follows:

AGREED TERMS

1. Payment  by EMED. EMED  will issue  JR-HD and  its  designees, in one  or  more  separate  issuances  subject  to the  Beneficial  Ownership Limitation  in Section 1(a)(vii) below,  a  total  of twenty-six million, seven hundred and thirty-four thousand, eight hundred (26,734,800) sha res of restricted  EMED co mmon   stock (the  “Settlement Payments”) as provid ed  herein, represent ing the total outstanding principal  and interest  of $668,369.56 divided by a  price  per share  of $0.025.  The Settlement  Payments  shall  be  issued  not  later than 5 business  days  after  the  execution and delivery of this  Agreement,  and  JR-HD providing  EMED  with the  names, addresses, social  security numbers  or employer identification numbers  and the  amounts  of shares  for its  designees  eligible  to receive  the  Settlement  Payments.  It   is understood that  the  certificates  evidencing the  shares  of EMED  Restricted Common Stock will bear a legend substantially in the form set forth below.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE

TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  PURCHASERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(a) JR-HD Representations Concerning the Settlement Payment.

(i)JR-HD has all complete power and requisite corporate authority, on behalf of itself and for its designees, to execute, deliver, and perform their obligations under the Agreement, and the execution, delivery, and performance by JR-HD and its designees of their obligations under the Agreement has been duly authorized by all requisite action on the part of JR-HD and its designees and the Agreement, and when executed and delivered by JR-HD, shall constitute the valid and binding obligation of JR-HD and its designees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ii)With respect to the shares of EMED Restricted Common Stock acquired by JR-HD and its designees, JR-HD and its designees acknowledges that the EMED Restricted Common Stock has not been registered under the Securities Act of 1933, and accordingly are “Restricted Securities” within the meaning of Rule 144 of the Act, as that term is defined in Title 17 Part 230.144 of the Federal Code of Regulations.  As such, the Restricted Securities may not be resold in the public markets or transferred unless EMED registers them under Section 5 of the Act or has received an opinion of counsel reasonably satisfactory to EMED that such resale or transfer is exempt from the registration requirements of that Act. JR-HD and its designees acknowledges that a limited public market exists for the EMED Common Stock acquired in this Agreement.  JR-HD and its designees understands that no assurance can be given that such a trading market will further develop at any time, or, if so developed, that it will continue.

(iii)JR-HD and its designees further acknowledges and agrees that its purchase of the restricted securities involves risks. JR-HD and its designees (i) either alone or together with their representatives, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment, and make an informed decision to so invest, and has so evaluated the risks and merits of such investment; (ii) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment; (iii) understands the terms of, and the risks associated with the acquisition of the restricted shares, including, without limitation, a lack of liquidity, price transparency or pricing availability and risks associated with the industry in which EMED operates; and, (iv) has had the opportunity to review such disclosures regarding its business, financial condition and its prospects as JR-HD and its designees has determined to be necessary in connection with the acquisition of the restricted shares.

JRHD and its designees are “accredited investors" as that term is defined in Regulation D promulgated under the 1933 Securities and Exchange Act.

(iv)JR-HD and its designees has received or has had full access to all the information JR-HD and its designees considers necessary or appropriate to make an informed investment decision with respect to the EMED Restricted Common Stock to be acquired by JR-HD and its designees as a result of this Agreement. JR-HD and its designees further has had an opportunity to ask questions of and receive answers from the management of EMED regarding the Restricted Common Stock, and to obtain additional information necessary to verify any information furnished to JR-HD and its designees or to which JR-HD and its designees had access. Further, JR-HD and its designees has undertaken their own review of the business of EMED  and the wisdom of an investment in the EMED Restricted Common Stock. JR-HD and its designees has had the opportunity to review all of the books, records, and all Commission filings of EMED, including all of EMED’s audited financial statements, financial disclosures, and risk factors that EMED has published concerning its operations as a Reporting SEC company.

(v)JR-HD and its designees are acquiring the EMED Restricted Common Stock for their own accounts, and not with a view towards a public distribution of those shares as an underwriter for EMED. JR-HD and its designees acknowledges that they are not acquiring the EMED Restricted Common Stock as the result of any advertisement or solicitation, including any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale, and purchase regarding their investment in the EMED Restricted Common Stock acquired by virtue of this Agreement.

(vi)JR-HD and its designees represents that each is familiar with the requirements of Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby.  JR-HD and its designees understands that EMED is under no obligation to register any of the shares of EMED Restricted Common Stock acquired hereunder.

(vii)BENEFICIAL OWNERSHIP LIMITATION. The number of shares of Restricted Common Stock acquired by JR-HD and its designees shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by JR-HD and its designees, would result in JR-HD and its designees owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 16 of the Exchange Act, and the regulations promulgated thereunder. For purposes of this Section 1(a)(vii) the “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to an issuance of Settlement Payments.

(viii)TRUE UP PROVISION. If, upon the one-year anniversary of the Effective Date, JR-HD and its designees have beneficial ownership over Settlement Payment shares,  and the closing price of EMED's common stock as reported on the OTC Markets is less than $0.025 per share, then for a period of thirty (30) days after the one-year anniversary,

JR-HD and its designees shall have the right to elect, and EMED shall have the obligation, to issue that number of additional shares to JR-HD and its designees representing a number of shares equal to the difference between the lower closing price to $0.025 per share on the date of the election by JR-HD and its designees.

(ix)Adjustment of Settlement Payment; If, for a period of two years from the effective date hereof, EMED issues, sells or grants any option to purchase, or sells or otherwise disposes of, or sells or issues any Common Stock or other securities convertible into, exercisable for, or otherwise entitle any person or entity the right to acquire, shares of Common Stock at an effective price per share less than $0.025 (such lower price a “Dilutive Issuance”), then the price per share used to calculate the Settlement Payment shall be reduced to the lower price, and the number of shares issuable shall be increased and EMED shall issue the additional shares to JR-HD or its designees. Such adjustment shall be made whenever such Common Stock or other securities are issued, except with regards to an “Exempt Issuance” by EMED.

(A) An “Exempt Issuance” means the issuance of (a) shares of Common Stock or other securities to officers or directors of EMED pursuant to any stock or option or similar equity incentive plan duly adopted for such purpose, in a manner which is consistent with the EMED's prior business practices; (b) securities issued pursuant to a merger, consolidation, acquisition or similar business combination approved by a majority of EMED's directors, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of EMED and shall provide to EMED additional benefits in addition to the investment of funds, (c) securities issued in a registered equity line of credit; (d) securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement; (e) securities issued with respect to which JR-HD waives its rights in writing.

2.Representations of EMED.

(a)EMED has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement, and, when executed and delivered by EMED, shall constitute the valid and binding obligation of EMED, enforceable against EMED in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). EMED has taken all necessary corporate action to enter into this Agreement.

(b)The shares of EMED Restricted Common Stock have been duly authorized and, when conveyed by EMED to JR-HD and its designees at the Closing, all in accordance with the terms of the Agreement, will be duly and validly issued, fully paid, and non-assessable, free, and clear of all liens.

(c)Neither the execution or delivery of this Agreement, nor any other documents required to be executed and delivered by EMED hereunder, nor the consummation of the transactions contemplated hereby (i) conflicts with or constitutes any violation or breach, or gives any other person any rights (including, but not limited to, any legal rights to acceleration, termination, cancellation, or recession) under any document or agreement EMED is a party to. Neither EMED’s entry into this Agreement, nor EMED’s representations made in this Agreement, constitute a violation of any order or applicable law that EMED or EMED’s assets are bound by or subject to.

3.Attorney Fees. The Parties acknowledge and agree that they are solely responsible for paying any attorneys' fees and costs they incurred and that neither Party nor the Party's attorney(s) will seek any award of attorneys' fees or costs from the other Party, except as provided herein.

4.Taxes. JR-HD and its designees shall be solely responsible for and are legally bound to make payment of any taxes determined to be due and owing (including penalties and interest related thereto) by it to any federal, state, local, or regional taxing authority as a result of the Settlement Payment. JR-HD understands that EMED has not made, and does not rely upon, any representations regarding the tax treatment of the sums paid pursuant to this Agreement. Moreover, JR-HD agrees to indemnify and hold EMED harmless in the event that any governmental taxing authority asserts against EMED any claim for unpaid taxes, failure to withhold taxes, penalties, or interest based upon the payment of the Settlement Payment.

5.Mutual Release. The Parties, on behalf of themselves, their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates, and assigns, and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, hereby release and discharge the other Party, together with their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates and assigns and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, from all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, wages, medical costs, pain and suffering, mental anguish, emotional distress, expenses (including attorneys' fees and costs actually incurred), and punitive damages, of any nature whatsoever, known or unknown, which either Party has, or may have had, against the other Party, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions related to or arising from the payment of interest and principal due under the Notes.

This Agreement resolves any claim for relief that is, or could have been alleged, no matter how characterized, including, without limitation, compensatory damages, damages for breach of contract, bad faith damages, reliance damages, default penalties, default interest, liquidated damages, damages for humiliation and embarrassment, punitive damages, costs, and attorneys' fees related to or arising from the Notes.

6.No Outstanding or Known Future Claims/Causes of Action. Each Party affirms that it has not filed with any governmental agency or court any type of action or report against the other Party, and currently knows of no existing act or omission by the other Party that may constitute a claim or liability excluded from the release in paragraph 4 above.

7.Indemnification by JR-HD. JR-HD shall defend, protect, indemnify and hold harmless EMED and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by JR-HD in this Agreement, or any other agreement, certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of JR-HD contained in this Agreement, the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes an action brought by any JR-HD designee or any party receiving any Settlement Payment arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement. To the extent that the foregoing undertaking by JR-HD may be unenforceable for any reason, JR-HD shall make the maximum contribution to the payment and satisfaction of any of the Indemnified Liabilities that is permissible under applicable law.

(a)           Limitation of Liability. IN NO EVENT SHALL EMED OR ANY OF ITS REPRESENTATIVES BE LIABLE UNDER THIS AGREEMENT TO JR-HD OR ANY THIRD PARTY FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, OR LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT JR-HD OR ANY THIRD PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY CONTRACT, TORT OR OTHERWISE UPON WHICH THE CLAIM IS BASED.

8.Indemnification by EMED. EMED shall defend, protect, indemnify and hold harmless JRHD and its members, partners, members, managers, officers, directors, employees and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by EMED in this Agreement, or any other agreement, certificate, instrument or document contemplated hereby or thereby, or (b) any breach of any covenant, agreement or obligation of EMED contained in this

Agreement, the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by EMED may be unenforceable for any reason, EMED shall make the maximum contribution to the payment and satisfaction of any of the Indemnified Liabilities that is permissible under applicable law.

(a)          Limitation of Liability. IN NO EVENT SHALL JR-HD OR ANY OF ITS REPRESENTATIVES BE LIABLE UNDER THIS AGREEMENT TO EMED OR ANY THIRD PARTY FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, OR LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH ANY BREACH OF THIS AGREEMENT BY EMED, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT EMED OR ANY THIRD PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY CONTRACT, TORT OR OTHERWISE UPON WHICH THE CLAIM IS BASED.

9.Acknowledgment of Settlement. The Parties acknowledge that (a) the consideration set forth in this Agreement, which includes, but is not limited to, the Settlement Payment, is in full settlement of all claims or losses of whatsoever kind or character that they have, or may ever have had, against the other Party, as broadly described in paragraph 4 above, including by reason of the Notes and (b) by signing this Agreement, and accepting the consideration provided herein and the benefits of it, they are giving up forever any right to seek further monetary or other relief from the other Party, as broadly described in paragraph 4 above, for any acts or omissions up to and including the Effective Date, including, without limitation, all action under the Notes. JR-HD agrees to indemnify and hold EMED and its officers, directors, shareholders, attorneys, and affiliates harmless from any legal claims for damages of any sort arising from JR-HD’s execution of this Agreement on behalf of its designees, including all attorney fees.

10.No Admission of Liability. The Parties acknowledge that the Settlement Payment was agreed upon as a compromise and final settlement of claims over the Notes and that payment of the Settlement Payment is not, and may not be construed as, an admission of liability by EMED and is not to be construed as an admission that EMED engaged in any wrongful, tortious, or unlawful activity. This Agreement is entered into to avoid the necessity of litigation.

11.Confidentiality of Agreement. Subject to the permissible disclosures set forth in paragraph 12 of this Agreement, the Parties expressly understand and agree that this Agreement and its contents (including, but not limited to, the fact of payment and the amounts to be paid hereunder) shall remain CONFIDENTIAL and shall not be disclosed to any third party whatsoever, except the Parties' counsel, accountants, financial advisors, tax professionals retained by them, any federal, state, or local governmental taxing or regulatory authority, and the Parties' management, officers, and Board of Directors and except as required by law or order of court. Any person identified in the preceding sentence to whom information concerning this Agreement is disclosed is bound by this confidentiality provision and the disclosing party shall be liable for any breaches of confidentiality by persons to whom he/she/it has disclosed information about this Agreement in accordance with this paragraph. Nothing contained in this paragraph shall prevent any Party from stating that the Parties have “amicably resolved all differences,” provided, however, that in so doing, the Parties shall not disclose the fact or amount of any payments made or to be made hereunder and shall not disclose any other terms of this Agreement or the settlement described herein. If any subpoena, order, or discovery request (the “Document Request”) is received by any of the Parties hereto calling for the production of the Agreement, such Party shall promptly notify the other Party hereto prior to any disclosure of same. In such case, the subpoenaed Party shall: (a) make available as soon as practicable (and in any event prior to disclosure), for inspection and copying, a copy of the Agreement it intends to produce pursuant to the Document Request unless such disclosure is otherwise prohibited by law; and (b) to the extent possible, not produce anything in response to the Document Request for at least ten (10) business days following such notice. If necessary, the subpoenaed Party shall take appropriate actions to resist production, as permitted by law, so as to allow the Parties to try to reach agreement on what shall be produced. This paragraph is a material part of this Agreement.

12.Permissible Disclosures. As may be required to the Parties attorneys, accountants, affiliates or to the Securities and Exchange Commission.

13.Non-Disparagement. The Parties agree that, unless required to do so by legal process, both Parties, including all officers and directors, and managers, will not make any disparaging statements or representations, either directly or indirectly, whether orally or in writing, by word or gesture, to any person whatsoever, about the other Party or the other Party’s affiliates, or any of the other Party's directors, officers, employees, attorneys, agents, or representatives.

For purposes of this paragraph, a disparaging statement or representation is any communication which, if publicized to another, would cause or tend to cause the recipient of the communication to question the business condition, integrity, competence, good character, or product quality of the person or entity to whom the communication relates.

14.Agreement is Legally Binding. The Parties intend this Agreement to be legally binding upon and shall inure to the benefit of each of them and their respective successors, assigns, executors, administrators, heirs, and estates. Moreover, the persons and entities referred to as designees above, are third-party beneficiaries of this Agreement.

15.Entire Agreement. The recitals set forth at the beginning of this Agreement are incorporated by reference and made a part of this Agreement. This Agreement constitutes the entire agreement and understanding of the Parties and supersedes all prior negotiations and/or agreements, proposed or otherwise, written or oral, concerning the subject matter hereof. Furthermore, no modification of this Agreement shall be binding unless in writing and signed by each of the parties hereto.

16.New or Different Facts: No Effect. Except as provided herein, this Agreement shall be, and remain, in effect despite any alleged breach of this Agreement or the discovery or existence of any new or additional fact, or any fact different from that which either Party now knows or believes to be true. Notwithstanding the foregoing, nothing in this Agreement shall be construed as, or constitute, a release of any Party's rights to enforce the terms of this Agreement.

17.Survival of Warranties. The representations, warranties and covenants of Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and Closing.

18.Interpretation. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement. The headings within this Agreement are purely for convenience and are not to be used as an aid in interpretation. Moreover, this Agreement shall not be construed against either Party as the author or drafter of the Agreement.

19.Choice of Law:  This Agreement and all related documents including all exhibits attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

In the event of any litigation, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other costs of collection.

20.Choice of Forum. The state or federal courts of New York located in Borough of Manhattan shall be the exclusive forums for litigation concerning this Agreement. All parties to this Agreement consent to personal jurisdiction in such courts as well as service of process by notice sent by regular mail to JRD-HD at 150 East 58th Street, 20th Floor , New York, New York 10155, and EMED at 16561 N. 92nd Street, Suite 101, Scottsdale, Arizona 85260, or by any means authorized by New York law.

21.Reliance on Own Counsel. In entering into this Agreement, the Parties acknowledge that they have relied upon the legal advice of their respective attorneys, who are the attorneys of their own choosing, that such terms are fully understood and voluntarily accepted by them, and that, other than the consideration set forth herein, no promises or representations of any kind have been made to them by the other Party. The Parties represent and acknowledge that in executing this Agreement they did not rely, and have not relied, upon any representation or statement, whether oral or written, made by the other Party or by that other Party's agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise.

22.Counterparts. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.Authority to Execute Agreement. By signing below, each Party warrants and represents that the person signing this Agreement on its behalf has authority to bind that Party and that the Party's execution of this Agreement is not in violation of any by-law, covenants, and/or other restrictions placed upon them by their respective entities.

24.Preparation of Agreement. EMED prepared this Agreement and the Agreements solely on its behalf.  Each Party to this Agreement acknowledges that: (i) the Party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other Party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such Party; and (iii) such Party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion.  Each Party further acknowledges that such Party was not represented by the legal counsel of any other Party hereto in connection with the transactions contemplated by this Agreement, nor was he under any belief or understanding that such legal counsel was representing his or its interests.  Each Party agrees that no conflict, omission, or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied, or otherwise construed against any other Party to this Agreement on the basis that such Party was responsible for drafting this Agreement.

25.Effective Date. The terms of the Agreement will be effective when an executed copy of this Agreement is delivered to said counsel for EMED and JR-HD as described in paragraph 1 above (the “Effective Date”).

READ THE FOREGOING DOCUMENT CAREFULLY. IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties hereto has caused this Agreement to be executed as of the date(s) set forth below.

ELECTROMEDICAL TECHNOLOGIES, INC.

By:

Matthew Wolfson

Its: Chief Executive Officer

JR-HD Enterprises III, LLC

By:	ProActive Capital SPV 1, LLC (Manager)
By:

Jeffrey Ramson, Manage